Aurora Gold Corporation Announces That It Has Commenced a Resource Definition Drill Program at the Front Range Project at Gold Hill Colorado

ZUG, SWITZERLAND -- (Marketwire - August 30, 2010) - Aurora Gold Corporation (the "Company," or "Aurora") (OTCBB: ARXG), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Pará, Brazil, and the Front Range Gold Project located in Boulder County, Colorado.

The Company is pleased to announce that it has commenced a resource definition drill program at the Front Range Project at Gold Hill Colorado. The drill program is focused on adding significant resources to the current mineral inventory and to facilitate mine planning and design whilst extending the mine life of the project. Drilling will initially target the upper 3 level extensions of the Cash mine, which was historically mined down to the 9 level, and will step out along the Mack and St Joe Veins.

Drilling commenced on the 28th August 2010 and is expected be completed in mid November 2010. The results are anticipated to add significantly to the current reserves.

The Front Range Gold JV property is located about 16 km west of the city of Boulder, Colorado, USA, and consists of 85 patented and 21 unpatented lode claims, totaling approximately 480 acres. The property lies in the Gold Hill Mining District of Boulder County, and includes eighteen past producing mines. These mines produced gold, silver, and gold-tellurides from narrow quartz veins hosted in Precambrian granites and gneisses.

Almost all of the claims in the Gold Hill Mining District have been consolidated under a single ownership and can now be explored and developed in unison. Operating permits and licenses are currently being reestablished, ownership has been settled and a fully functional 50 TPD flotation mill and associated facilities are in place. Mining activities will begin with the resources in the Cash Mine and then expand to include more than a dozen other past producers that are now part of the Front Range Gold Project.

Aurora's common stock is also traded on the Stuttgart and the Berlin-Bremen Stock Exchanges in Germany under the symbol "(FRANKFURT: A4G) (XETRA: A4G) (BERLIN: A4G)."

ON BEHALF OF THE BOARD
"Lars Pearl"
Lars Pearl
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. The U.S. Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please call Lars Pearl or Axino AG.

Aurora Gold Corporation
Lars Pearl
President, CEO & Director
C/- Coresco AG,
Level 3, Gotthardstrasse 20
6304 Zug, Switzerland
Tel. (+41) 7887 96966
http://www.aurora-gold.com/

AXINO AG
Investor & Media Relations
Königstraße 26
70173 Stuttgart
Germany
Tel. +49 (711) 25 35 92-30
Fax +49 (711) 25 35 92-33
http://www.axino.de/